EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We  consent  to the use in  this  registration  statement  of our  report  dated
February 9, 2004 and August 27, 2004 on the financial statements for Diamond One, Inc. as of the period from inception (October 8, 2002) to January 31, 2004, for the year ended January 31, 2004, and for the initial period ended January 31, 2003 and to references to our firm as accounting and auditing experts in the prospectus.


Denver, Colorado
September 9, 2004                                     /s/  COMISKEY & COMPANY

                                                      PROFESSIONAL CORPORATION